EXHIBIT 3.1

                               PROVINCE OF ONTARIO



     BY THE HONOURABLE


                              HARRY CORNIN NIXON,

                                                           PROVINCIAL SECRETARY.


TO ALL TO WHOM THESE PRESENTS SHALL COME

                                                                        GREETING

WHEREAS The Companies Act provides that with the exceptions therein mentioned the Lieutenant-Governor may by Letters Patent create and constitute bodies corporate and politic for any of the purposes to which the authority of the Legislature of Ontario extends;

AND WHEREAS by the said Act it is further provided that the Provincial Secretary may under the Seal of his office, have, use, exercise and enjoy any power, right, or authority conferred by the said Act on the Lieutenant Governor;

AND WHEREAS by their Petition in that behalf the persons herein mentioned have prayed for a Letters Patent constituting them a body corporate and politic for the due carrying out of the undertaking hereinafter set forth;

AND WHEREAS it has been made to appear that the said persons have complied with the conditions precedent to the grant of the desired Letters Patent and that the said undertaking is within the scope of the said Act;

     NOW THEREFORE KNOW YE that under the authority of the hereinbefore in part recited Act I DO BY THESE LETTERS PATENT CONSTITUTE the Persons hereinafter named that is to say:


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Lorraine  Doyle,  Barristers-at-Law;  Roy  Driscoll, Accountant; Adrien Gervais,
Prospector; and Aldina Caggi, Stenographer; all of the City of Toronto, in the County of York and Province of Ontario; and any others who have become subscribers to the memorandum of agreement of the Company, and persons who hereafter become shareholders therein, a corporation under the name of


                          BROWNLEE MINES (1936) LIMITED
                             (No Personal Liability)


for the following purposes and objects, that is to say:

(a) TO acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands and deposits, and to dig for, raise, crush, wash, melt, essay, analyze, reduce, amalgamate, refine, pipe, convey and otherwise treat ores, metals and minerals, whether belonging to the Company or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein; and


(b) TO take, acquire and hold as consideration for ores, metals, or minerals sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other Company having objects similar, in whole or in part, to those of the Company hereby incorporated and to sell and otherwise dispose of the same;


THE CAPITAL of the Company to be Three Million dollars divided into Three Million shares of One dollar each;


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THE  PROVISIONAL  DIRECTORS  of  the Company to be James Patrick Manley, Michael
Lorraine Doyle, Roy Driscoll, Adrien Gervais and Aldina Caggi, hereinbefore mentioned;


AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be subject to the provisions of Part II of The Companies Act:


AND IT IS HEREBY FURTHER ORDAINED AND DECLARED THAT (1) The Company may issue share warrants with all the powers and subject to the provisions of The Companies Act; (2) Share warrants shall be issued under the seal of the Company and shall either (a) be signed by the President or Vice-President and countersigned by the Secretary or some other officer appointed by the Board for that purpose; or (b) be signed by such persons as may be specifically authorized and empowered to sign the same for and on behalf of the Company by by-law of the Company duly elected; and (3) The bearer of a share warrant shall be deemed to be a shareholder of the Company and the directors may pass by-laws respecting the language and form of such share warrants and coupons and may provide for the payments of dividends thereon;


AND  IT  IS  HEREBY  FURTHER  ORDAINED  AND  DECLARED:


(1) THAT the directors may decline to register a transfer of shares belonging to a shareholder who is indebted to the Company; and


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(2)     THAT  the  Company  may hold meetings of its shareholders, directors and executive committees (if any) at any place other than the head office, either within or without the Province of Ontario;


AND THE COMPANY IS HEREBY AUTHORIZED to pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company; PROVIDED, however, that the said commission shall not exceed twenty-five per centum of the amount realized upon the sale of such shares.




GIVEN  under  my  hand  and  Seal  of  office at the City of Toronto in the said
Province of Ontario this thirtieth day of June in the year of Our Lord one thousand nine hundred and thirty-six.


                                        H.O. Nixon,
                                        Provincial Secretary


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